As filed with the Securities and Exchange Commission on July 31, 2014

File No. [•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3190813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Jackson Boulevard Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 568-4200

(Telephone Number, Including Area Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered
Common Stock, par value $0.00001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Certain information required to be included herein is incorporated by reference to the specifically identified portions of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections “Information Statement Summary,” “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “The Separation and the Distribution,” “Business,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related-Party Transactions” and “Where You Can Find More Information” of the information statement and is hereby incorporated by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the information statement and is hereby incorporated by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections “Capitalization,” “Unaudited Pro Forma Consolidated Financial Statements,” “Selected Historical Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” and the financial statements referenced therein of the information statement and is hereby incorporated by reference.

Item 3.	Properties.

The information required by this item is contained under the section “Business” of the information statement and is hereby incorporated by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the information statement and is hereby incorporated by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section “Corporate Governance and Management” of the information statement and is hereby incorporated by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections “Corporate Governance and Management—Director Compensation,” “Corporate Governance and Management—Compensation Committee Interlocks and Insider Participation,” “Executive Compensation” and “Compensation Discussion and Analysis” of the information statement and is hereby incorporated by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “Certain Relationships and Related-Party Transactions” and “Corporate Governance and Management” of the information statement and is hereby incorporated by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the sections “Regulation and Legal Proceedings—Legal Proceedings” of the information statement and is hereby incorporated by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Information Statement Summary,” “The Separation and the Distribution,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock” of the information statement and is hereby incorporated by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section “Recent Sales of Unregistered Securities” of the information statement and is hereby incorporated by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections “Dividend Policy” and “Description of Capital Stock” of the information statement and is hereby incorporated by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section “Description of Capital Stock—Limitation on Liability of Directors, Indemnification of Directors and Officers, and Insurance” of the information statement and is hereby incorporated by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the sections “Unaudited Pro Forma Consolidated Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein of the information statement and is hereby incorporated by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The following financial statements are included in the information statement and are hereby incorporated by reference:

•	Unaudited Pro Forma Consolidated Financial Statements

•	Annual Audited Consolidated Financial Statements:

•	Report of Independent Registered Public Accounting Firm

•	Consolidated Balance Sheets as of December 31, 2013 and 2012

•	Consolidated Statements of Income for the years ended December 31, 2013, 2012 and 2011

•	Consolidated Statements of Comprehensive Income for the years ended December 31, 2013, 2012 and 2011

•	Consolidated Statements of Stockholder’s Equity for the years ended December 31, 2013, 2012 and 2011

•	Consolidated Statements of Cash Flows for the years ended December 31, 2013, 2012 and 2011

•	Notes to Consolidated Financial Statements for the years ended December 31, 2013, 2012 and 2011

•	Unaudited Consolidated Financial Statements:

•	Consolidated Balance Sheets as of June 30, 2014 and 2013 and December 31, 2013

•	Consolidated Statements of Income for the six months ended June 30, 2014 and 2013

•	Consolidated Statements of Comprehensive Income for the six months ended June 30, 2014 and 2013

•	Consolidated Statements of Stockholder’s Equity for the Six Months ended June 30, 2014 and 2013

•	Consolidated Statements of Cash Flows for the six months ended June 30, 2014 and 2013

•	Notes to Consolidated Financial Statements for the six months ended June 30, 2014 and 2013

(b)	Exhibits

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Cash America International, Inc. and Enova International, Inc.*†

3.1	Form of Enova International, Inc. Amended and Restated Certificate of Incorporation*

3.2	Form of Enova International, Inc. Amended and Restated Bylaws*

4.1	Specimen common stock certificate*

4.2	Form of Stockholder’s and Registration Rights Agreement between Cash America International, Inc. and Enova International, Inc.*

4.3	Indenture, dated May 30, 2014, between Enova International, Inc., the U.S. subsidiaries of Enova International, Inc., as guarantors, and U.S. Bank National Association, as trustee

10.1	Form of Transition Services Agreement between Cash America International, Inc. and Enova International, Inc.*

10.2	Form of Tax Matters Agreement between Cash America International, Inc. and Enova International, Inc.*

10.3	Form of Credit Underwriting Services Agreement between Cash America International, Inc. and Enova International, Inc.*

10.4	Form of Marketing and Customer Referral Agreement between Cash America International, Inc. and Enova International, Inc.*

10.5	Enova International, Inc. Supplemental Executive Retirement Plan

10.6	Enova International, Inc. Nonqualified Savings Plan

10.7	Continued Employment and Separation Agreement between Enova Financial Holdings, LLC, a subsidiary of the Company, and Timothy S. Ho dated January 29, 2013

10.8	Letter Agreement by and among Springleaf Holdings, Inc., Timothy S. Ho and Enova Financial Holdings, LLC dated January 7, 2014

10.9	Registration Rights Agreement, dated May 30, 2014, between Enova International, Inc., the U.S. subsidiaries of Enova International, Inc., and Jefferies LLC

10.10	Credit Agreement, dated as of May 14, 2014, by and among Enova International, Inc., as borrower, the U.S. subsidiaries of Enova International, Inc., as guarantors, Jefferies Finance LLC, as administrative agent, and Jefferies Group LLC, as lender

21.1	Subsidiaries of Enova International, Inc.

99.1	Information Statement of Enova International, Inc., preliminary and subject to completion, dated July 31, 2014

*	To be filed by amendment.
†	Schedules and exhibits thereto to be omitted. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission supplementally upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ENOVA INTERNATIONAL, INC.

By:	/s/ David Fisher
Name: David Fisher
Title: President and Chief Executive Officer

Date: July 31, 2014